UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2010 (May 26, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2010, Endo Pharmaceuticals Holdings Inc. held its 2010 Annual Meeting of Shareholders. The following matters were submitted to a vote of the shareholders:

1.	To elect eight directors, representing all of the members of the board of directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All nominees were elected. Final voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non Votes
John J. Delucca	67,647,613	31,716,853	8,795,946
David P. Holveck	98,093,426	1,271,040	8,795,946
Nancy J. Hutson, Ph.D.	71,844,393	27,520,073	8,795,946
Michael Hyatt	98,093,659	1,270,807	8,795,946
Roger H. Kimmel	98,062,551	1,301,915	8,795,946
William P. Montague	98,062,372	1,302,094	8,795,946
Joseph C. Scodari	64,117,579	35,246,887	8,795,946
William F. Spengler	60,075,915	39,288,551	8,795,946

2.	To approve the Company’s 2010 Stock Incentive Plan. This matter was approved by the shareholders. Final voting results were as follows:

Votes for approval	89,885,357
Votes against	9,302,626
Abstentions	176,483
Broker non-votes	8,795,946

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. This matter was approved by the shareholders. Final voting results were as follows:

Votes for approval	106,831,372
Votes against	1,308,669
Abstentions	20,371
Broker non-votes	0

4.	To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: May 27, 2010